As filed with the Securities and Exchange Commission on November 14, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELESTICA INC.

(Exact name of Registrant as specified in its charter)

ONTARIO, CANADA (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

844 Don Mills Road
Toronto, Ontario MC3 1V7
Canada

416-448-5800
(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)

Kaye Scholer LLP
Attention:  Managing Attorney
425 Park Avenue, New York, New York  10022
(212) 836-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lynn Toby Fisher, Esq. Joel I. Greenberg, Esq. Kaye Scholer LLP 425 Park Avenue New York, N.Y. 10022 (212) 836-8000	John Tuzyk, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Subordinate voting shares	—	—	—	—
Preference shares	—	—	—	—
Debt securities	—	—	—	—
Warrants	—	—	—	—
Total	(1) (2)	(1) (2)	(1) (2)	(3) (4)

(1)          We are registering an indeterminate number of subordinate voting shares, preference shares, warrants to purchase subordinate voting shares, preference shares, debt securities or other securities and an indeterminate aggregate principal amount of debt securities as may be issued at various times at indeterminate prices.

(2)          Omitted pursuant to Form F-3 General Instruction II.F.

(3)          Pursuant to Rule 415(a)(6), this registration statement includes the following unsold securities:  $2,859,744,308 of subordinate voting shares, preference shares, debt securities and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities being carried forward from Registration Statement No. 333-155390; filing fees in the amount of $679,671.60 associated with such securities were previously paid with the earlier registration statement and will continue to be applied to such unsold securities.

(4)          Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

Subordinate Voting Shares
Preference Shares
Debt Securities
Warrants

We may offer and sell from time to time, in one or more offerings: subordinate voting shares, preference shares, debt securities and warrants to purchase subordinate voting shares, preference shares, debt securities or other securities. Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbol “CLS.”

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus.  We may not use this prospectus to sell subordinate voting shares, preference shares, debt securities or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities unless we also give prospective investors a supplement to this prospectus.  You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Investing in our securities involves risk. See the “Risk Factors” section on page 6, in any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement(s) before investing in our securities.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.  This prospectus may also be used by our shareholders to offer subordinate voting shares.  Any selling shareholders will be named in a supplement to this prospectus.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November  14, 2011.

You should rely only on the information we incorporate by reference or provide in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  You should not assume that the information contained in this prospectus or any prospectus supplement or any other document we incorporate by reference in this prospectus is accurate as of any date other than the date on the front of those documents. We are not making an offer to sell, or seeking offers to buy, these securities in any jurisdiction in which offers and sales are not permitted.

In this prospectus, “Celestica,” the “Company,” “we,” “us” and “our” refer to Celestica Inc. and its subsidiaries.

For annual filings with respect to periods prior to January 1, 2011, we furnished our shareholders with annual reports containing financial statements prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”).  For the annual filing for the year ending December 31, 2011 and future annual filings, we will furnish our shareholders with annual reports containing financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”).  Commencing with our first quarter ended March 31, 2011, we have prepared our interim financial statements in accordance with IFRS and have restated the 2010 comparatives to reflect the adoption of IFRS, with effect from January 1, 2010.  We will make available copies of quarterly reports for each of the first three quarters of each fiscal year containing interim unaudited consolidated financial information.

All dollar amounts in this prospectus are expressed in United States dollars, except where we state otherwise.  In this prospectus, unless we state otherwise, all references to “U.S.$” or “$” are to U.S. dollars.

Canada has no system of exchange controls.  There are no Canadian exchange restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors or affecting the remittance of dividends, interest or similar payments to non-resident holders of our securities, although there may be Canadian and other foreign tax considerations.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) contain forward-looking statements including those relating to our future strategies, plans, objectives and goals, as well as our future operating results, cash flow and financial position. Such forward-looking statements are predictive in nature, and may be based on current expectations, forecasts or assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from the forward-looking statements themselves. Such forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions, or may employ such future or conditional verbs as “may,” “will,” “should” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, and in applicable Canadian securities legislation.

Forward-looking statements are not guarantees of future performance. You should understand that the following important factors, in addition to those discussed under the caption “Risk Factors,” those we incorporate by reference from our public filings and elsewhere in this prospectus and the applicable prospectus supplement, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

•                  the effects of price competition and other business and competitive factors generally affecting the electronics manufacturing services (“EMS”) industry, including changes in the trend for outsourcing;

•                  our dependence on a limited number of customers and end markets;

•                  dependence on our customers’ ability to compete and succeed in their marketplace for the products we manufacture;

•                  variability of operating results among periods;

•                  the challenges of effectively managing our operations and our working capital performance during uncertain economic conditions, including responding to significant changes in demand from our customers;

•                  the challenges of managing changing commodity and labor costs;

•                  our inability to retain or expand our business due to execution problems relating to the ramping of new programs, completing our restructuring activities or integrating our acquisitions;

•                  the delays in the delivery and/or general availability of various components and materials used in our manufacturing process;

•                  disruptions to our operations, or those of our customers, component suppliers, or our logistics partners resulting from local events including natural disasters, political instability, labor and social unrest, criminal activity and other risks present in the jurisdictions in which we operate;

•                  our dependence on industries affected by rapid technological change;

•                  our ability to successfully manage our international operations;

•                  increasing income taxes and our ability to successfully defend tax audits or meet the conditions of tax incentives;

•                  the challenge of managing our financial exposures to foreign currency volatility; and

•                  the risk of potential non-performance by counterparties, including but not limited to financial institutions, customers and suppliers.

Our forward-looking statements are also based on various assumptions which management believes are reasonable under the current circumstances, but may prove to be inaccurate, and many of which involve factors that are beyond our control. The material assumptions may include the following:

•                  orders from our customers, which range from 30 days to 90 days and can fluctuate significantly in terms of volume and mix of products or services;

•                  the timing, execution of, and investments associated with ramping new business;

•                  the success in the marketplace of our customers’ products;

•                  general economic and market conditions;

•                  currency exchange rates;

•                  pricing and competition;

•                  anticipated customer demand;

•                  supplier performance and pricing;

•                  commodity, labor, energy and transportation costs;

•                  operational and financial matters; and

•                  technological developments.

Our assumptions and estimates are based on management’s current views with respect to current plans and events, and are and will be subject to the risks and uncertainties discussed above. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future. Investors are cautioned that such information may not be appropriate for other purposes.

Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the applicable prospectus supplement and the documents we incorporate by reference with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission of the United States (the “Commission”) utilizing a “shelf” registration process.  Under this shelf registration process, we may, over time, offer any combination of the securities described in this prospectus, and our shareholders may offer subordinate voting shares, in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we use this prospectus, we will provide a prospectus supplement that will contain specific information about the securities to be sold and the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus, and may identify one or more selling shareholders.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  It is important for you to consider the information contained in this prospectus and prospectus supplement together with any additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in making your investment decision.

OUR COMPANY

We were incorporated in Ontario, Canada under the name Celestica International Holdings Inc. on September 27, 1996.  Since that date, we have amended our articles of incorporation on various occasions, principally to modify our corporate name and our share capital.  Our legal name and commercial name is Celestica Inc.  We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario).

Our principal executive office is located at 844 Don Mills Road, Toronto, Ontario, Canada MC3 1V7 and our telephone number is (416) 448-5800.  Our website is http://www.celestica.com.  Information on our website is not incorporated by reference in this prospectus.

What Celestica does:

We deliver innovative supply chain solutions to original equipment manufacturers (“OEMs”) and service providers in the consumer, communications (comprised of enterprise communications and telecommunications), enterprise computing (comprised of servers and storage), and industrial, aerospace and defense, healthcare and green technology markets. We believe our services and solutions help our customers reduce their time-to-market and eliminate waste from their supply chains, resulting in lower product lifecycle costs, better financial returns and improved competitive advantage in their respective business environments.

Our global operating network spans the Americas, Asia and Europe. In an effort to drive speed and flexibility for our customers, we conduct the majority of our business through centers of excellence, strategically located around the world. We strive to align a network of suppliers in proximity to these centers in order to increase flexibility in our supply chain, deliver shorter overall product lead times and reduce inventory. We operate other facilities around the globe with specialized supply chain management and high-mix/low-volume manufacturing capabilities to meet the specific production and product lifecycle requirements of our customers.

Through our centers of excellence and the deployment of our Total Cost of Ownership™ (“TCOO”) Strategy with our suppliers, we strive to provide our customers with the lowest total cost throughout the product lifecycle. This approach enables us to focus our capabilities on solutions that address the total cost of design, sourcing, production, delivery and after-market services for our customers’ products, which drives greater levels of efficiency and improved service levels throughout our customers’ supply chains.

We offer a full range of services to our customers including design, manufacturing, engineering, complex mechanical and systems integration, order fulfillment, logistics and after-market services. We are focused on expanding these service offerings across our major markets with existing and new customers. In particular, we intend to invest in assets and resources to expand our design, engineering and after-market service capabilities and to grow our business in the industrial, commercial aerospace and defense, healthcare and green technology end markets, while continuing to pursue higher-value opportunities with existing customers. We also seek acquisition opportunities in these areas to expand our revenue base and add capabilities specific to these markets.

Although we supply products and services to over 100 customers, we depend upon a relatively small number of customers for a significant portion of our revenue. In the aggregate, our top 10 customers represented 72% of revenue for the first nine months of 2011 (72% — year ended December 31, 2010).  Our largest customer accounted for 19% of total revenue for the first nine months of 2011 (20%— year ended December 31, 2010).

The products and services we provide serve a wide variety of end products, including smartphones; servers; networking, wireless and telecommunications equipment; storage devices; aerospace and defense electronics, such as in-flight entertainment and guidance systems; healthcare products; audiovisual equipment, including set-top boxes; printer supplies; peripherals; and a range of industrial and green technology electronic equipment, including semiconductor equipment, solar panels and inverters.

Overview of business environment:

The EMS industry is highly competitive with multiple global EMS providers competing for the same customers and programs. Although the industry is characterized by a large revenue base and new business opportunities, the revenue is volatile on a quarterly basis, the business environment is highly competitive, and aggressive pricing is a common business dynamic. Capacity utilization, customer mix and the types of products and services we provide are important factors affecting operating margins. The amount and location of qualified people, manufacturing capacity, and the mix of business through that capacity are vital considerations for EMS providers. The EMS industry is also working capital intensive.

EMS companies are exposed to a variety of customers and end markets. Demand visibility is limited, making revenue from customers and by end market difficult to predict. This is due primarily to the shorter product lifecycles inherent in technology markets, short production lead times expected by our customers, rapid shifts in technology for our customers’ products, frequent changes in preference by our customers’ customers, model obsolescence, and general volatility in economic conditions. This is particularly evident in high-volume markets such as the consumer end market, where product lifecycles tend to be the shortest and our customers’ customers can suddenly and significantly shift their preferences to other designs or technologies. The global economy and financial markets have recently become more uncertain and may negatively impact the operations of most EMS providers, including Celestica.

Historically, the EMS industry has experienced component shortages, which can delay production as well as all revenue relating to products using those components.  Other external factors including natural disasters, political instability, labor and social unrest, criminal activity and other risks present in the jurisdictions in which we operate, could disrupt operations at one or more of our facilities or those of our customers, component suppliers or our logistics partners.  These events could lead to higher costs or supply shortages or may disrupt the delivery of components to us or the ability to provide finished products or services to our customers, any of which could adversely affect our operating results.

Our business is also affected by customers who will sometimes shift production between EMS providers for a number of reasons, including pricing concessions or their preference for consolidating their supply chain. Customers may also choose to accelerate the amount of business they outsource, insource previously outsourced business or change the concentration of their EMS suppliers to better balance production risk. As we respond to our customers’ actions, these factors have impacted, and may continue to impact, among other items, our ability to grow revenue, our operating profitability, our level of capital expenditures and our cash flows.

We believe we are well positioned in the EMS industry, based on our financial strength, our services and capabilities, our operational performance and track record as one of the major global EMS companies. Our priorities include (i) growing revenue through both organic program wins and acquisitions, (ii) improving financial results, including operating margin and cash flow performance, (iii) developing and enhancing profitable relationships with leading customers across our strategic target markets, with a particular emphasis on growing our industrial, aerospace and defense, healthcare and green technology end markets, (iv) broadening the range of services we offer to our customers, and (v) growing our capabilities in services and technologies that can expand our revenue base beyond our traditional areas of EMS expertise. We believe that success in these areas will result in improved financial performance and enhanced shareholder value.

ABOUT THE OFFERINGS

We may offer subordinate voting shares, preference shares, secured or unsecured general obligations of our Company in the form of senior or subordinated debt securities or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities, and our shareholders may offer subordinate voting shares.

Debt securities may consist of bonds, debentures, notes or other secured or unsecured evidences of indebtedness.  For each type of debt security we offer, the price and terms will be determined at or prior to the time of sale.

These securities may be offered directly to one or more purchasers, through agents designated from time to time, or to or through underwriters or dealers.  The names of these parties, any securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be detailed in the prospectus supplement accompanying this prospectus.  Please refer to “Plan of Distribution.”

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, and in our updates to those Risk Factors in our periodic reports on Form 6-K, together with all of the other information appearing in this prospectus, the applicable prospectus supplement or the documents we incorporate by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties management is not aware of, has not focused on or deems immaterial.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus.  Unless otherwise indicated in an accompanying prospectus supplement, we will anticipate that we will use the net proceeds from the sale of the securities for general corporate purposes.  From time to time, we evaluate the acquisition of businesses and technologies and a portion of the net proceeds may be used for such acquisitions.  We will not receive any proceeds from the sale of subordinate voting shares by any selling shareholders.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

This table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	YEAR ENDED DECEMBER 31										NINE MONTHS ENDED SEPTEMBER 30
	2006		2007		2008		2009		2010		2011

Ratio of earnings to fixed charges (unaudited) (1)	(0.8	)x	1.1	x	(10.6	)x	2.5	x	11.2	x	21.4	x
Deficiency of earnings available to cover fixed charges ($millions)	$136.1		$—		$715.5		$—		$—		$—

(1)                      For purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, of earnings available to cover fixed charges, (i) “earnings” means the sum of earnings (loss), as determined under Canadian GAAP (other than the nine months ended September 30, 2011, which is determined under IFRS), before (a) income taxes and (b) fixed charges during the period  and (ii) “fixed charges” means the sum of (a) interest/finance costs, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) accreted costs related to our 7 7/8% Senior Subordinated Notes due 2011 and our 7 5/8% Senior Subordinated Notes due 2013 (collectively, our Notes) and (d) an estimate of the interest included in rental expense.  We redeemed all of our Notes prior to March 31, 2010.  The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges.  These computations are for Celestica and its subsidiaries.

CAPITALIZATION AND INDEBTEDNESS

You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 20-F for the year ended December 31, 2010, prepared in accordance with Canadian GAAP and reconciled to U.S. GAAP, which are incorporated by reference herein.  Effective January 1, 2011, our financial statements are being prepared in accordance with IFRS, as required for public companies in Canada.  Our interim consolidated financial statements for the three months ended March 31, 2011 were our first financial statements prepared in accordance with IFRS and include reconciliations and descriptions of the effect of transitioning from Canadian GAAP to IFRS, a detailed discussion of our significant accounting policies and selected annual IFRS disclosures.

The following table was prepared in accordance with IFRS and sets forth our capitalization and indebtedness:

As at September 30, 2011
(in millions)
Cash and cash equivalents	$586.1

Debt
Revolving credit facility (1)	$—
Total long-term debt	$—

Shareholders’ equity
Capital stock (2)	$3,347.4
Treasury stock	(31.9)
Contributed surplus	370.2
Deficit	(2,277.9)
Accumulated other comprehensive loss	(9.6)
Total shareholders’ equity	$1,398.2

Total capitalization	$1,398.2

(1)                      Facility is $400.0 million and matures January 2015. At September 30, 2011, we had $41.0 million of letters of credit outstanding, including $26.7 million that were issued under this facility.

(2)                      Our authorized capital consists of an unlimited number of preference shares, issuable in series, an unlimited number of subordinate voting shares and an unlimited number of multiple voting shares. At October 20, 2011, no preference shares, 197.5 million subordinate voting shares and 18.9 million multiple voting shares were issued and outstanding.

There have been no subsequent events between September 30, 2011 and the date of this document that would have a material impact on the authorized and issued share capital of Celestica Inc. or the total debt reported above.

DESCRIPTION OF CAPITAL STOCK

Multiple Voting Shares and Subordinate Voting Shares

VOTING RIGHTS

The holders of subordinate voting shares and multiple voting shares are entitled to notice of and to attend all meetings of shareholders and to vote at all such meetings together as a single class, except in respect of matters where only the holders of shares of one class or series of shares are entitled to vote separately pursuant to applicable law.  The subordinate voting shares carry one vote per share and the multiple voting shares carry 25 votes per share.  Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors, by a plurality, and in the case of an amalgamation or amendments to our articles, by two-thirds) of the votes cast in respect of multiple voting shares and subordinate voting shares held by persons present in person or by proxy, voting together as a single class.  The holders of multiple voting shares are entitled to one vote per share held at meetings of holders of multiple voting shares at which they are entitled to vote separately as a class.

DIVIDENDS

The subordinate voting shares and the multiple voting shares are entitled to share ratably, as a single class, in any dividends declared by our board of directors, subject to any preferential rights of any outstanding preference shares in respect of the payment of dividends.  Dividends consisting of subordinate voting shares and multiple voting shares may be paid only as follows:  (i) subordinate voting shares may be paid only to holders of subordinate voting shares, and multiple voting shares may be paid only to holders of multiple voting shares; and (ii) proportionally with respect to each outstanding subordinate voting share and multiple voting share.

CONVERSION

Each multiple voting share is convertible at any time at the option of the holder thereof into one subordinate voting share.

Multiple voting shares will be converted automatically into subordinate voting shares upon any transfer thereof, except:  (i) a transfer to Onex Corporation (“Onex”) or any affiliate of Onex, or (ii) a transfer of 100% of the outstanding multiple voting shares to a purchaser who also has offered to purchase all of the outstanding subordinate voting shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the multiple voting shares and the multiple voting shares held by such purchaser thereafter shall be subject to the provisions relating to conversion as if all references to Onex were references to such purchaser.  In addition, if (i) any holder of any multiple voting shares ceases to be an affiliate of Onex, or (ii) Onex and its affiliates cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the multiple voting shares held by Onex and its affiliates, such multiple voting shares shall convert automatically into subordinate voting shares on a one-for-one basis.  For these purposes, (i) “Onex” includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all multiple voting shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (ii) a corporation shall be deemed to be a subsidiary of another corporation if, but only if (a) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (b) it is a subsidiary of a corporation that is that other’s subsidiary; (iii) “affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (iv) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors.  For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

In addition, if at any time the number of outstanding multiple voting shares shall represent less than 5% of the aggregate number of the outstanding multiple voting shares and subordinate voting shares, all of the outstanding multiple voting shares shall be automatically converted at such time into subordinate voting shares on a one-for-one basis.

Onex, which owns all of the outstanding multiple voting shares, has entered into an agreement with Computershare Trust Company of Canada, as trustee for the benefit of the holders of the subordinate voting shares, that has the effect of preventing transactions that otherwise would deprive the holders of subordinate voting shares of rights under applicable provincial take-over bid legislation to which they would have been entitled in the event of a take-over bid for the multiple voting shares if the multiple voting shares had been subordinate voting shares.

Modification, Subdivision and Consolidation

Any modification to the provisions attaching to either the subordinate voting shares or the multiple voting shares requires the separate affirmative vote of two-thirds of the votes cast by the holders of subordinate voting shares and multiple voting shares, respectively, voting as separate classes.  The Company may not subdivide or consolidate the subordinate voting shares or the multiple voting shares without at the same time proportionally subdividing or consolidating the shares of the other class.

Creation of Other Voting Shares

The Company may not create any class or series of shares, or issue any shares of any class or series (other than subordinate voting shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of the subordinate voting shares and the multiple voting shares, respectively, voting as separate classes.

Rights on Dissolution

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purposes of winding up its affairs, holders of subordinate voting shares and multiple voting shares will share ratably as a single class in assets available for distribution to holders of subordinate voting shares and multiple voting shares after payment in full of the amounts required to be paid to holders of preference shares, if any.

Other Rights

Neither the subordinate voting shares nor the multiple voting shares will be redeemable nor will the holders of such shares have pre-emptive rights to purchase additional shares.

Additional information concerning the rights and limitations of shareholders found in Celestica’s articles of incorporation is hereby incorporated by reference to our annual report on Form 20-F (Reg. No. 001-14832).

Market Information

The subordinate voting shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”).  The following tables set forth certain trading information for the subordinate voting shares in Canada and the United States for the periods indicated, as reported by Bloomberg LP.  In the following tables, subordinate voting shares are referred to as “SVS.”

The following are the high and low market prices for each full fiscal quarter for fiscal year 2011:

	United States Composite Trading
	High	Low	Volume
	(Price per SVS)
First Quarter 2011	$11.98	$9.29	48,670,000
Second Quarter 2011	11.27	8.08	35,080,000
Third Quarter 2011	9.35	7.15	68,830,000

	Canadian Composite Trading
	High		Low		Volume
	(Price per SVS)
First Quarter 2011	C$	11.75	C$	9.21	83,310,000
Second Quarter 2011	10.72		7.91		82,870,000
Third Quarter 2011	8.89		7.15		75,590,000

The following are the high and low market prices for each month for the most recent six months:

	United States Composite Trading
	High	Low	Volume
	(Price per SVS)
May 2011	$11.09	$9.81	8,800,000
June 2011	10.01	8.08	16,140,000
July 2011	9.35	8.02	15,710,000
August 2011	8.59	7.22	35,450,000
September 2011	8.41	7.15	17,670,000
October 2011	8.81	6.94	19,740,000

	Canadian Composite Trading
	High		Low		Volume
	(Price per SVS)
May 2011	C$	10.53	C$	9.60	22,720,000
June 2011	9.77		7.91		41,190,000
July 2011	8.89		7.70		22,270,000
August 2011	8.32		7.15		30,190,000
September 2011	8.27		7.36		23,130,000
October 2011	8.73		7.31		21,240,000

For additional information regarding the market prices for our subordinate voting shares, please see our Annual Report on Form 20-F for the year ended December 31, 2010 that we filed with the Commission on March 24, 2011.

WHERE YOU CAN FIND MORE INFORMATION

You may review a copy of our filings with the Commission, including exhibits and schedules filed with the Annual Report, at the Commission’s public reference facilities in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. We began to file electronically with the Commission in November 2000.

You may read and copy any reports, statements or other information that we file with the Commission at the addresses indicated above and you may also access some of them electronically at the website set forth above. These Commission filings are also available to the public from commercial document retrieval services.

We also file reports, statements and other information with the Canadian Securities Administrators, or the CSA, and these can be accessed electronically at the CSA’s System for Electronic Document Analysis and Retrieval website (http://www.sedar.com).

You may access other information about Celestica on our website (http://www.celestica.com).  Information on our website is not incorporated by reference in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference into this prospectus certain information we file with the Commission.  This means that we are disclosing important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and information that we file with the Commission will automatically update and supersede the information in this prospectus.

Specifically, we are incorporating by reference the following documents:

•                                          our Annual Report on Form 20-F for the year ended December 31, 2010 that we filed with the Commission on March 24, 2011 under file no. 001-14832; and

•                                          our Reports of Foreign Issuer on Form 6-K or Form 6-K/A that we filed with the Commission on April 27, 2011, July 27, 2011, and November 3, 2011under file no. 001-14832.

We are also incorporating by reference into this prospectus all of our future filings with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering has been completed, except for information we furnish in our filings with the Commission, which is not deemed filed and is not incorporated by reference herein.

You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
844 Don Mills Road
Toronto, Ontario, Canada M3C 1V7
416-448-5800

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•                  to or through underwriters or dealers;

•                  directly to one or more purchasers;

•                  through agents; or

•                  through a combination of any of the above-noted methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•                  the name or names of any underwriters or agents;

•                  any public offering price;

•                  the proceeds from such sale;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

We or the selling stockholders may distribute the securities from time to time in one or more of the following ways:

•                  at a fixed public offering price or prices, which may be changed;

•                  at prices relating to prevailing market prices at the time of sale;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.  Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased.  We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals.  The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.  The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us.  In this case, no underwriters, dealers or agents would be involved.

Selling Shareholders

Any selling shareholder may offer subordinate voting shares using any of the methods described above, through agents, underwriters, dealers or in direct sales.  The applicable prospectus supplement will describe the selling shareholder’s method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The securities to be offered hereunder, from time to time, in one or more series or issuances are:

•                                          subordinate voting shares, a description of which can be found in our Registration Statement on Form 8-A filed with the Commission on June 9, 1998, and any amendment or report filed for the purpose of updating that description;

•                                          preference shares;

•                                          warrants to purchase subordinate voting shares, preference shares, debt securities or other securities; and

•                                          debt securities in one or more series under an indenture that we entered into with JPMorgan Chase, as trustee, on June 16, 2004.

We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material Canadian federal income tax considerations and United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement.  The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers.  Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

LEGAL MATTERS

Blake, Cassels & Graydon LLP, Canadian counsel for Celestica, and Kaye Scholer LLP, U.S. counsel for Celestica, will each issue an opinion about the legality of the securities offered under this prospectus upon satisfaction of their preconditions for each issuance.  As of the date of this prospectus, certain attorneys with Blake, Cassels & Graydon LLP and Kaye Scholer LLP own, in the aggregate, less than one percent of the outstanding subordinate voting shares.  If any underwriters named in a prospectus supplement engage their own counsel to pass upon legal matters relating to the securities, that counsel will be named in the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada.  Four of our eight directors are residents of Canada and a majority of our controlling persons and officers are residents of Canada.  Also, a substantial portion of our assets and the assets of these persons are located outside of the United States.  As a result, it may be difficult to effect service within the United States upon those directors, controlling persons and officers who are not residents of the United States or to realize in the United States upon a judgment of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws.

EXPERTS

Celestica’s auditors are KPMG LLP, 4100 Yonge Street, Suite 200, Toronto, Ontario M2P 2H3, Canada.  The Celestica Consolidated Financial Statements as of and for the years ended December 31, 2009 and 2010 have been audited by KPMG LLP, independent chartered accountants, and are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as expert in auditing and accounting.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of the securities registered under this registration statement:

Commission registration fee	$ *

Printing expenses	**

Legal fees and expenses	**

Accountants’ fees and expenses	**

Miscellaneous	**

Total	$ **

*                             $679,671.60 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus.  The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r).

**                      To be provided by amendment or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the laws of Ontario, Canada, Celestica has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH OTHER INFORMATION.  IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.  WE ARE NOT MAKING AN OFFER TO SELL THE SUBORDINATE VOTING SHARES, THE PREFERENCE SHARES, THE DEBT SECURITIES OR THE WARRANTS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.  YOU SHOULD NOT ASSUME THAT THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT.  OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

CELESTICA INC.

SUBORDINATE VOTING SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PROSPECTUS

November 14, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.             INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.  Such indemnification may be made in connection with a derivative action only with court approval.  An individual is entitled to indemnification from the registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or ommitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under such Act, the registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Ontario), the by-laws of the registrant, a copy of which is incorporated by reference to the registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010, provide for indemnification of a director or officer of the registrant, a former director or officer of the registrant, or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity, if he acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the registrant’s request.  Also, the by-laws provide that the registrant may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfil the conditions set forth above.

The directors and officers of the registrant are covered by directors’ and officers’ insurance policies.

Reference is made to Item 10 for the undertakings of the registrant with respect to indemnification for liabilities arising under the Securities Act.

ITEM 9.             EXHIBITS

(a)                                EXHIBITS:

The following exhibits have been filed as part of this registration statement:

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1*	Form of Supplemental Indenture
4.2	Form of Subordinate Voting Share Certificate(1)
4.3*	Form of Preference Shares Certificate
4.4*	Form of Warrant
4.5	Indenture, dated as of June 16, 2004, between Celestica Inc. and JPMorgan Chase Bank, N.A., as trustee (2)
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Kaye Scholer LLP

EXHIBIT NUMBER	DESCRIPTION
23.1	Consent of KPMG LLP, Chartered Accountants
23.2	Consent of Blake, Cassels & Graydon LLP (contained in opinion filed as Exhibit 5.1)
23.3	Consent of Kaye Scholer LLP (contained in opinion filed as Exhibit 5.2)
24.1**	Powers of Attorney
25.1	T-1 Statement of Eligibility and Qualification of JPMorgan Chase(3)

*                             To be filed by amendment or by a report on Form 6-K pursuant to Section 601 of Regulation S-K.

**                      Included on pages II-5 of this filing.

(1)                      Incorporated by reference to Amendment No. 3 to the Registration Statement on Form F-1 of Celestica Inc. filed on June 25, 1998 (Registration No. 333-8700).

(2)                      Incorporated by reference to the Registration Statement on Form F-3 of Celestica Inc. filed on November 14, 2008 (Registration No. 333-155390).

(3)                      Incorporated by reference to the Registration Statement on Form F-3 of Celestica Inc. filed on November 17, 2000 (Registration No. 333-50240).

ITEM 10.                                              UNDERTAKINGS

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering unless such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and incorporated by reference in this registration statement.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)                                 If the securities are to be offered at competitive bidding, the undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto, and (2) to file an amendment to this registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

(e)                                  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)                                 The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, province of Ontario, country of Canada, on the 14th day of November, 2011.

CELESTICA INC.

By:	/s/ Craig H. Muhlhauser
Craig H. Muhlhauser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes and appoints Craig H. Muhlhauser; Paul Nicoletti and/or Elizabeth L. DelBianco and any of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any amendments and post-effective amendments to this registration statement, with exhibits thereto, or any registration statement relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act.

SIGNATURE	TITLE	DATE

/s/ Craig H. Muhlhauser	Director, President and Chief Executive Officer	November 14, 2011
Craig H. Muhlhauser	(Principal Executive Officer)

/s/ Paul Nicoletti	Executive Vice President and Chief Financial Officer	November 14, 2011
Paul Nicoletti	(Principal Financial Officer)

/s/ Darren Myers	Senior Vice President and Corporate Controller	November 14, 2011
Darren Myers	(Principal Accounting Officer)

/s/ Robert L. Crandall	Chairman of the Board and Director	November 14, 2011
Robert L. Crandall

/s/ Dan DiMaggio	Director	November 14, 2011
Dan DiMaggio

/s/ William A. Etherington	Director	November 14, 2011
William A. Etherington

/s/ Laurette Koellner	Director	November 14, 2011
Laurette Koellner

/s/ Eamon J. Ryan	Director	November 14, 2011
Eamon J. Ryan

/s/ Gerald W. Schwartz	Director	November 14, 2011
Gerald W. Schwartz

/s/ Michael Wilson	Director	November 14, 2011
Michael Wilson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 14th day of November, 2011.

Celestica Inc.
(Authorized U.S. Representative)

By:	/s/ Elizabeth L. DelBianco
Name: Elizabeth L. DelBianco
Title: Chief Legal Officer